UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2018
Commission file number 001-11625
Pentair plc
(Exact name of Registrant as specified in its charter)

Ireland	98-1141328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

43 London Wall, London, EC2M 5TF, United Kingdom
(Address of principal executive offices)
Registrant's telephone number, including area code: 44-20-7374-8925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 Results of Operations and Financial Condition
On January 30, 2018, Pentair plc (the "Company") issued a press release announcing its earnings for the fourth quarter of 2017 and a conference call in connection therewith. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
This press release refers to certain non-GAAP financial measures (core sales, segment income, return on sales, adjusted net income from continuing operations, adjusted diluted earnings per share from continuing operations and free cash flow) and a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in the Company's financial statements prepared in accordance with generally accepted accounting principles.
The 2017 segment income, return on sales, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations ("EPS") include equity income from unconsolidated subsidiaries and eliminate intangible amortization, certain targeted restructuring activities, separation costs, impairments, "mark-to-market" loss for pension and other post-retirement plans, loss on early extinguishment of debt, loss on sale of a businesses and certain tax items. The 2016 segment income, return on sales, adjusted net income from continuing operations and adjusted EPS include equity income from unconsolidated subsidiaries and eliminate intangible amortization, certain targeted restructuring activities, impairments, "mark-to-market" loss for pension and other post-retirement plans, loss on sale of a business and certain tax items.
We use the term "core sales" to refer to GAAP net sales excluding 1) the impact of currency translation and 2) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations ("acquisition sales"). The portion of GAAP net sales attributable to currency translation is calculated as the difference between (a) the period-to-period change in net sales (excluding acquisition sales) and (b) the period-to-period change in net sales (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term "core sales growth" to refer to the measure of comparing current period core net sales with the corresponding period of the prior year. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
Management utilizes these adjusted financial measures to assess the run-rate of its continuing operations against those of prior periods without the distortion of these factors. The Company believes that these non-GAAP financial measures will be useful to investors as well to assess the continuing strength of the Company's underlying operations.
The Company uses free cash flow to assess its cash flow performance. The Company believes free cash flow is an important measure of liquidity because it provides the Company and its investors a measurement of cash generated from operations that is available to pay dividends and repay debt. In addition, free cash flow is used as criterion to measure and pay compensation-based incentives. The Company's measure of free cash flow may not be comparable to similarly titled measures reported by other companies.
ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Shell Company Transactions
Not applicable

(d)	Exhibits
The exhibit listed in the following Exhibit Index is provided as part of the information furnished under Item 2.02 of this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit	Description
99.1	Pentair plc press release dated January 30, 2018 announcing earnings results for the fourth quarter of 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 30, 2018.

PENTAIR PLC
Registrant

By	/s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer